EXHIBIT 10.1               ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into this _____ day of July, 1998, by and among Market Data Corporation, a Texas Corporation, and Time Financial Services, Inc., a Nevada Corporation (each of the preceding corporations are referred to hereinafter singly, as a "Seller" and collectively as the "Sellers"), on the one hand, and JVWeb, Inc., a Delaware corporation ("Purchaser"), on the other hand.

         WHEREAS, each Seller desires to sell and transfer to Purchaser all of the assets (the "Assets") comprising Seller's financial publication know as "Wall Street Whispers" (the "Publication"), subject to no liens, security interests, encumbrances, claims, charges or restrictions on the transfer thereof, and Purchaser desires to purchase and acquire from Sellers the Assets, all upon and subject to the terms, provisions and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, agreements, representations and warranties set forth hereinafter, and subject to the terms, provisions and conditions hereof, the parties hereto agree as follows:

         ARTICLE ONE
         SALE AND PURCHASE OF THE ASSETS

         1.1 Sale and Purchase of Assets. Each Seller hereby agrees to sell, assign, transfer and convey to Purchaser, and Purchaser hereby agrees to purchase and receive, full right, title and interest in and to the Assets (free and clear of any and all liens, security interests, encumbrances, claims, charges and restrictions on transfer), in all cases subject to the terms, provisions and conditions hereof. The Assets include all of the following, as well as those items listed on Schedule 1.1 hereto:

                   (a) All machinery, equipment and appliances located at 14505 Torrey Chase Blvd., Suite 410, Houston, Texas 77014, which items of personal property are listed on Schedule 1.1 hereto; and

                   (b) All inventories (including inventories on consignment or lease) of raw materials, work-in-process, finished products, supplies, tools, spare parts, and shipping containers and materials, held for use in connection with the Publication; and

                   (c) All rights of each Seller in, to and under any and all contracts, agreements, commitments, leases, licenses, franchises, and permits (including, without limitation, those pertaining to suppliers, customers, employees, equipment, and motor vehicles), including those items described on
Schedule 1.1 hereto under the caption "CONTRACTS", which items are referred to hereinafter as the "Contracts"; and

                   (d) Copies of all records relating to the Publication in whatever form (originals of which each Seller may retain), including accounting records, tax records, property records, personnel records, and credit records, and all of the Publication's subscriber lists, customer lists, supplier lists, catalogs, and brochures; and

                   (e) All of the copyrights, business names (including, without limitation, the registered "Wall Street Whispers" name), registered designs, trademarks, trade names, service marks, patents, and applications and registrations thereof, and any and all other intangible rights whatsoever used in connection with the Publication and the goodwill of the business symbolized by such copyrights, business names, registered designs, trademarks, trade names, service marks, and patents; and all of the trade secrets and confidential know-how used in connection with the Publication.

         1.2 Excluded Assets. Neither Seller is selling, and Purchaser is not acquiring, either Seller's cash, cash equivalents, interests in bank accounts of either Seller, accounts receivable owed to either Seller, or bills, notes, and securities of either Seller.

1.3 Purchase Price and Payment Thereof. The aggregate purchase price for the Assets (the "Purchase Price") shall be $140,000.00. Each Seller hereby acknowledges that a downpayment in the amount of $25,000.00 has been made on the Purchase Price. A portion of the remaining $115,000.00 portion of the Purchase Price (the "Remaining Amount") shall be paid to Sellers, on a cumulative basis, by the dates set forth opposite to the figures for such cumulative portions in Table I immediately below:

                                    TABLE I

Cumulative Portion of                                Date by which Cumulative
Remaining Amount                                     Portion Must be Paid

$10,000                                              August 3, 1998

$20,000                                              August 15, 1998

$30,000                                              September 15, 1998

$115,000                                             October 15, 1998

 The Remaining Amount shall be paid, at Purchaser's election, either in cash, in shares of Common Stock, or in some combination thereof. The Remaining Amount shall be reduced and be deemed paid by (a) the amount of cash tendered by Purchaser, (b) the sales proceeds of any shares of Common Stock tendered by Purchaser and sold by either Seller, and (c) by the product of (i) the number of shares of Common Stock which Purchaser indicates, in a written notice (a "Notice to Sell") given to Sellers pursuant to this Section 1.3 by fax to Sellers' fax number ______________________, that Purchaser wants Sellers to sell, multiplied by (ii) the closing price of the Common Stock on the day Purchaser gives the Notice to Sell to Sellers (if the Notice to Sell is faxed on or before 12:00 p.m. Central time) or the closing price of the Common Stock on the day after Purchaser gives the Notice to Sell to Sellers (if the Notice to Sell is faxed after 12:00 p.m. Central time); provided, however, that if either Seller sells any shares of Common Stock within 24 hours after Purchaser gives a Notice to Sell then the Remaining Amount shall be reduced and be deemed paid only by the amount provided for in subsection (b) immediately preceding and not the amount provided for in subsection (c) immediately preceding. In order to assist in maintaining an orderly market for the Common Stock and to assist in assuring the best price for the Common Stock, each Seller hereby agrees not to offer any shares of Common Stock in a manner that would cause, and not take any action that would cause, the bid price for the Common Stock to be lowered, and each Seller hereby agrees always to act through a brokerage firm acting as agent for such Seller in connection with the sale of any Common Stock issued pursuant hereto.

         1.4 Conveyance on Full Performance. On payment of the full amount of the Remaining Amount, each Seller agrees to execute and deliver to Purchaser (a) a bill of sale in the form of the bill of sale attached hereto as Exhibit A ("Bill of Sale"), conveying full right, title and interest in and to the Assets (free and clear of any and all liens, security interests, encumbrances, claims, charges and restrictions on transfer other than liens, security interests, encumbrances, claims, charges that may have been created by Purchaser against the Assets), (b) assignments of the registered "Wall Street Whispers" name in forms reasonably satisfactory to Purchaser (the "Copyright Assignments"), and
(c) such other agreements, documents and instruments as reasonably requested by Purchaser to effect the sale to Purchaser of the Assets in accordance with the terms hereof.

         1.5 Assumed Liabilities. Purchaser does not hereby or otherwise assume and shall not be obligated to pay, perform or discharge any obligation, liability or debt of each Seller whether written or oral, existing or contingent, except for obligations accruing after the date hereof (but not obligations, liabilities or debts accrued as of the date hereof) with respect to those Assets described in Section 1.1(c) above. Each Seller hereby agrees to pay, perform or discharge after the date hereof all of Seller's obligations, liabilities and debts not expressly assumed by Purchaser in this Section 1.5.

         ARTICLE TWO
         REPRESENTATIONS, WARRANTIES, AND
         AGREEMENTS OF SELLERS

         Each Seller hereby represents, warrants and agrees, jointly and severally, to and with Purchaser that (except as expressly set forth on a disclosure schedule attached hereto and signed by Purchaser):

         2.1 Organization and Standing of Sellers. Seller is a corporation duly organized and validly existing under the laws of the state of its incorporation. Each Seller has full requisite power and authority to carry on its business as it is now being conducted, and to own, operate, and lease the properties now owned, operated, or leased by it. Each Seller is duly authorized and qualified to carry on its business in the manner as now conducted in state in which authorization and qualification is required. Each Seller has made available to Purchaser true, correct and complete copies of the corporate authorization for the sale of the Assets, and such other contents of its minute book as Purchaser has reasonably requested.

         2.2 Capacity to Enter into Agreement. Each Seller and each Owner has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform such its or his obligations hereunder and thereunder. The execution and delivery by each Seller of this Agreement and all other agreements, documents and instruments to be executed by such Seller in connection herewith have been authorized by all necessary corporate action by such Seller. When this Agreement and all other agreements, documents and instruments to be executed by a Seller in connection herewith are executed by a Seller and delivered to Purchaser, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of such Seller enforceable against such Seller in accordance with their respective terms. When the Bill of Sale, the Copyright Assignments and all other agreements, documents and instruments executed pursuant to Section 1.4 hereof are executed and delivered to Purchaser, the Bill of Sale, the Copyright Assignments and such other agreements, documents and instruments will vest in Purchaser full right, title and interest in and to the Assets, free and clear of any and all encumbrances, security interests, liens, charges, claims, restrictions or limitations, whatsoever, by any person of any kind, including those on the transfer thereof, whether known or unknown.

         2.3 Conflicts. The execution, delivery, and consummation of the transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which either Seller is a party or by which either Seller is bound or by which any of the Assets is bound or affected, (b) violate any judgment against, or binding upon, either Seller or upon the Assets, (c) result in the creation of any lien, charge or encumbrance upon any Assets pursuant to the terms of any such contract, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of either Seller.

         2.4 Consents. No consent from, or other approval of, any governmental entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by either Seller.

         2.5 Litigation. There is no action, suit, proceeding, or claim pending or, to the knowledge of either Seller, threatened against either Seller by persons not a party to this Agreement wherein an unfavorable decision, ruling, or finding would render unlawful or otherwise adversely affect the consummation of the transactions contemplated by this Agreement.

         2.6 Financial Statements and Subscriber Information. Sellers have delivered to Purchaser copies of the following financial statements (hereinafter collectively referred to as the "Financial Statements"): a balance sheet of Seller as of _________________________ _____, 1998, (the "Balance Sheet") and a
statement of income for Sellers (separated into monthly periods) for the period beginning with the inception of Sellers and ending May 31, 1998. The Financial Statements are complete and correct, present fairly the financial condition of Sellers as at the respective dates thereof, and the results of operations for the respective periods covered thereby, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. There is no basis for the assertion of any liabilities or obligations, either accrued, absolute, contingent, or otherwise, which might adversely affect Purchaser's ownership of the Assets, or the value, use, operation or enjoyment of the Assets by Purchaser which is not expressly set forth on the Balance
Sheet. Neither Seller is a party to or bound either absolutely or on a contingent basis by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities or indebtedness of any other person (whether accrued, absolute, contingent or otherwise). Attached hereto as Exhibit B is certain historical information supplied by Sellers to Purchaser regarding the subscribers to the Publication (the "Subscriber Information"). All of the Subscriber Information is true and correct as of the dates with respect to which such Subscriber Information is given.

         2.7 Absence of Certain Changes and Events. Since the date of the Balance Sheet, there has not been:

                   (a) Financial Change. Any adverse change in the financial condition, operations, business prospects, employee relations, customer relations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of either Seller, or the business of either Seller, from that shown on the Financial Statements;

                   (b) Incurrence of Debt. Any borrowing of, or agreement to borrow any funds or any debt, obligation, or liability (absolute or contingent) incurred by either Seller (whether or not presently outstanding) except current liabilities incurred, and obligations under agreements entered into in the ordinary course of business;

                   (c) Creation of Liens. Any mortgage, pledge, lien, security interest, charge, claim or other encumbrance created on or in any of either Seller's properties or assets, except liens for current taxes not yet due and payable;

                   (d) Assets. Any sale, assignment, or transfer of either Seller's assets, except in the ordinary course of business, any cancellation of any debts or claims owed to eitherSeller, any capital expenditures or commitments therefor exceeding in the aggregate $5,000, any damage, destruction or casualty loss exceeding in the aggregate $5,000.00 (whether or not covered by insurance), or any charitable contributions or pledges;

                   (e) Material Contracts. Any amendment or termination of any contract, agreement, license, or arrangement to which either Seller is or was a party or to which any properties or Assets are or were subject, which amendment or termination has had, or may be reasonably expected to have, an adverse effect on the financial condition, properties, assets, liabilities (accrued, absolute, contingent, or otherwise), or income of either Seller, or the business of either Seller; or

                   (f) Other Material Changes. Any other material transaction by either Seller outside the ordinary course of business or any other event or condition pertaining to, and adversely affecting the operations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of either Seller, or the business of either Seller.

         In addition, since the dates reflected in the Subscriber Information, there has not been any material change in the Subscriber Information not already reflected in the Subscriber Information.

         2.8 Assets. Each Seller has good and indefeasible title to all of its properties, interests in properties, and assets, real and personal, reflected in the Balance Sheet, free and clear of all mortgages, liens, pledges, charges, or encumbrances of any nature whatsoever, except (a) liens and encumbrances expressly disclosed in Schedule 2.8, and (b) liens for current taxes not yet due and payable. Each Seller is selling, and Purchaser is purchasing the equipment comprising the Assets AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF SELLER AND PURCHASER EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AN AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE ASSETS, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE EXCEPT THE WARRANTY OF TITLE SET FORTH HEREIN AND SUCH WARRANTIES TO SELLER FROM THIRD PARTIES THAT ARE TRANSFERABLE. The inventories of each Seller reflected in the Balance Sheet or acquired thereafter (including, without limitation, raw materials, spare parts and supplies, work-in-process, finished goods) consist of items of a quality, condition and quantity useable and saleable in the normal course of business.

         2.9 Contracts. All Contracts are in good standing, valid, and effective. There is not, under any Contract any existing or prospective default or event of default by either Seller or event which with notice or lapse of time, or both would constitute a default and in respect to which either Seller has not taken adequate steps to prevent a default from occurring; and, to the knowledge of either Seller, no other party to any Contract is in default or breach thereof nor has any event occurred which with notice or lapse of time would constitute a breach or default of any of the Contracts.

         2.10 Permits. Each Seller holds all licenses, permits, registrations, and authorizations required to carry on its business (including, without limitation, those required by federal and state securities laws), and all licenses, permits, registrations, and authorizations are in good standing. Each Seller is in full compliance with and not in default or violation with respect to any term or provision of any of its licenses, permits, registrations, and authorizations. No notice of pending, threatened, or possible violation or investigation in connection with, or loss of, any license, permit, registration, or authorization of either Seller, has been received by either Seller. Neither Seller has any knowledge that the issuance of such a notice is being considered or of any facts or circumstances which form the basis for the issuance of such a notice. No license, permit, registration, or authorization of either Seller is affected by the transactions provided for herein or contemplated hereby.

         2.11 Intellectual Property. Schedule 2.11 contains a listing and summary description of all of each Seller's patents, trademarks, service marks, trade names, business names, copyrights, and registered designs, and applications and registrations thereof, trade secrets and confidential know-how, including, but not limited to, product formulations, drawings, technical specifications, manufacturing data, and test and development data (the foregoing intellectual property is collectively referred to hereinafter as the "Intellectual Property"). Each Seller possesses all Intellectual Property necessary to the conduct of its businesses, and the loss or expiration of any Intellectual Property or group of Intellectual Property would not have an adverse effect on the conduct of its businesses. No such loss or expiration is threatened, pending or reasonably foreseeable. Except as indicated on Schedule 2.11, (a) each Seller owns all right, title, and interest in and to all of the Intellectual Property, (b) there have been no claims made against either Seller for the assertion of the invalidity, abuse, misuse, or unenforceability of any of such rights, and there are no grounds for the same, (c) neither Seller has received a notice of conflict with the asserted rights of others within the last five years, and (d) the conduct of either Seller's business has not infringed any Intellectual Property of others and, to the best of the knowledge of either Seller, the Intellectual Property of either Seller has not been infringed by other persons.

         2.12 Compliance with Law. Neither Seller is in violation of, or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law, rule, regulation, permit, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, including without limitation, any laws, ordinances, rules, regulations, permits, or orders relating to the business of either Seller, or the business operations and practices, health and safety, and employment practices of either Seller. Neither Seller is delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency, or instrumentality, or with any trade association or certification organization that has in the past certified or endorsed the business of either Seller. Neither Seller is delinquent with respect to any reports required by private covenants or agreements to which it is a party.

         2.13 Finder's Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by each Seller, and their counsel directly with Purchaser and its counsel, without the intervention of any other person as the result of any act of any of them, and as far as is known to either Seller, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payment.

         2.14 Untrue Statements. This Agreement, the schedules and exhibits hereto, and all other documents and information furnished by either Seller or its representatives pursuant hereto or in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading or otherwise.

         ARTICLE THREE
         REPRESENTATIONS, WARRANTIES, AND
         AGREEMENTS OF PURCHASER

         Purchaser hereby represents, warrants and agrees to and with each Seller that (except as expressly set forth on a disclosure schedule attached hereto and signed by each Seller):

         3.1 Organization and Standing of Purchaser. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. Purchaser has full requisite corporate power and authority to carry on its business as it is now being conducted, and to own, operate, and lease the properties now owned, operated, or leased by it. Purchaser is duly authorized and qualified to carry on its business in the manner as now conducted in state in which authorization and qualification is required. Purchaser has made available to each Seller true, correct and complete copies of the corporate authorization for the purchase of the Assets, and such other contents of its minute book as each Seller has reasonably requested.

         3.2 Capacity to Enter into Agreement. Purchaser has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform such its or his obligations hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and all other agreements, documents and instruments to be executed by Purchaser in connection herewith have been authorized by all necessary corporate action by Purchaser. When this Agreement and all other agreements, documents and instruments to be executed by Purchaser in connection herewith are executed by Purchaser and delivered to Purchaser, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of Purchaser or enforceable against Purchaser in accordance with their respective terms.

         3.3 Conflicts. The execution, delivery, and consummation of the transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which Purchaser is a party or by which Purchaser is bound or by which any of the assets of Purchaser is bound or affected, (b) violate any judgment against, or binding upon, Purchaser or upon the assets of Purchaser, (c) result in the creation of any lien, charge or encumbrance upon any assets of Purchaser pursuant to the terms of any such contract, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of Purchaser.

         3.4 Consents. No consent from, or other approval of, any governmental entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by Purchaser.

         3.5 Litigation. There is no action, suit, proceeding, or claim pending or, to the knowledge of Purchaser, threatened against Purchaser by persons not a party to this Agreement wherein an unfavorable decision, ruling, or finding would render unlawful or otherwise adversely affect the consummation of the transactions contemplated by this Agreement.

         3.6 Finder's Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser and its counsel directly with the Sellers, and their counsel, without the intervention of any other person as the result of any act by Purchaser, and so far as is known to Purchaser, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finders' fee, or any similar payment.

         ARTICLE FOUR
         ADDITIONAL AGREEMENTS

         4.1 Further Assurances. At any time after the date hereof, each Seller shall execute and deliver such other documents, and take such other actions, as may be reasonably requested by Purchaser to complete the transactions contemplated by this Agreement, and to perfect in Purchaser title to the Assets as contemplated herein.

         4.2 Information. At any time after the date hereof, each Seller shall promptly give to Purchaser such information about either Seller, its business and the Assets as Purchaser shall reasonably request.

         4.3 Possession and Licensing of Assets. On the date hereof, each Seller shall deliver to Purchaser possession to all of the Assets. Each Seller hereby grants to Purchaser, from the date hereof until termination pursuant to Section
5.2 of this Agreement, the exclusive, world-wide, royalty-free right and license to use the Assets for purposes of producing, marketing and selling the Publication.

         4.4 Licensing of Intellectual Property. As the date hereof, each Seller hereby grants to Purchaser, from the date hereof until termination pursuant to
Section 5.2 of this Agreement, the exclusive, world-wide, royalty-free right and license to use such Seller's Intellectual Property for purposes of producing, marketing and selling the Publication.

4.5 Employees. On the date hereof, each Seller shall terminate its employment relationship with each of its employees that Purchaser indicated it wants to employ, and Purchaser is hereby expressly permitted by each Seller to enter into an employment relationship with each of these former employees.

         4.6 Consents. Each Seller shall use its best efforts to assist in obtaining any third party consents necessary to sell to Purchaser the Assets (including, without limitation, the Contracts). To the extent that any of the Assets are not assignable without the consent of another party and such consent has not been obtained on or prior to the date hereof, such Assets shall not be assigned or attempted to be assigned if such assignment or attempted assignment would constitute a breach thereof. While each Seller is trying to procure all necessary consents, each Seller and Purchaser shall cooperate in any reasonable arrangements designed to provide to Purchaser the benefits of any such Assets, including enforcement at the cost and for the account of Purchaser of any and all rights of a Seller against the other party thereto arising out of a cancellation or breach by such other party or otherwise. Notwithstanding anything else contained herein, each Seller shall have obtained any and all third party consents necessary to sell to Purchaser the Assets (including, without limitation, the Contracts) by the date that the Remaining Amount is paid in full.

         4.7 Non-Compete Agreement. In further consideration of Purchaser's purchase of the Assets and other independent valuable consideration (the receipt of which each Seller hereby acknowledges), each Seller and each Owner hereby agrees as follows:

                  (a) For a period of five (5) years from the date hereof, each Seller shall not, directly or indirectly, acting alone or in any capacity with any other business entity: (i) engage in the financial publication business anywhere in the world, each Seller hereby acknowledging that the business conducted with the Assets and being purchased by Purchaser is essentially worldwide in nature; (ii) solicit, deal, negotiate, enter into an arrangement, contract or attempt to do any of the foregoing, in any respect pertaining to any financial publication with any person who was a subscriber of the Publication during the year prior to the date hereof, or attempt to cause any such person not to continue with Purchaser the previous business relationship that it had with each Seller; (iii) induce or attempt to influence, directly or indirectly, any person employed by each Seller immediately prior to the date hereof to terminate his employment or contractual relationship with Purchaser established in connection with the sale or purchase of the Assets or otherwise; or (iv) disclose to any person, firm, or corporation any trade secrets or proprietary data relating to, or any details relating to the methods of operation of each Seller's business purchased by Purchaser hereby, including, without limitation, the subscriber lists and contents of other business records, or otherwise attempt to take any form of advantage of such information.

                  (b) Notwithstanding the foregoing provisions, each Seller shall be permitted to own up to five percent (5%) of the publicly traded securities, whose securities are registered under Section 12 or who file reports under Section 15(d) of the Securities Exchange Act of 1934, of any company that is in the financial publication business.

                  (c) Each Seller hereby specifically acknowledges and agrees that the temporal and other restrictions contained in (a) immediately above are reasonable and necessary to protect the business that Purchaser intends to conduct with the Assets, and that the enforcement of the provisions of this section will not work an undue hardship on it or him.

                  (d) Each Seller further agrees that in the event either the duration, geographical scope, or any other restriction, or portion thereof, set forth in (a) immediately above is held to be overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances and the parties agree that the restrictions of (a) immediately above will remain in full force and effect as reduced or modified.

                  (e) Each Seller further agrees and acknowledges that Purchaser does not have an adequate remedy at law for the breach or threatened breach by it or him of the covenants contained in (a) immediately above, and each Seller therefore specifically agrees that Purchaser, in addition to other remedies which may be available to it hereunder, may file a suit in equity to enjoin each Seller from such breach or threatened breach.

                  (f) Each Seller further agrees, in the event that any provision of (a) immediately above is held to be invalid or against public policy, the remaining provisions of (a) immediately above and the remainder of this Agreement shall not be affected thereby.


         ARTICLE FIVE
         EVENTS OF DEFAULT AND REMEDIES

         5.1 Buyer's Events of Default. The failure by Purchaser to pay any cumulative portion of the Remaining Amount of the Purchase Price by the date set forth with respect thereto in Table I, and the breach of any representation, warranty or other agreement of Purchaser contained in this Agreement, shall be an Event of Default under this Agreement.

         5.2 Seller's Remedy on Default. On the occurrence of an Event of Default specified in Section 5.1 above, Seller shall have the right to terminate this Agreement and retain as liquidated damages any payments theretofore made hereunder by Purchaser, to compensate Seller for breach of this Agreement and for rental and deterioration of the Assets. If Seller elects this remedy, then:

         (a) Purchaser shall immediately surrender possession of the Assets to Sellers.

         (b) the licensing of the Assets pursuant to Section 4.3 shall immediately terminate.

         (c) the licensing of Seller's Intellectual Property pursuant to Section
4.4 shall immediately terminate.

         (d) Purchaser's employment relationship with each of Seller's employees hired pursuant to the authorization contained in Section 4.5 shall immediately terminate, and Seller shall be expressly permitted by Purchaser to enter into an employment relationship with each of these employees.

         5.3 Seller's Events of Default. The failure by either Seller to obtain all necessary consents required by Section 4.6 of this Agreement within the time periods established by Section 4.6 of this Agreement, and the breach of any representation, warranty or other agreement of either Seller contained in this Agreement, shall be an Event of Default under this Agreement.

         5.4 Purchaser's Remedy on Default. On the occurrence of an Event of Default specified in Section 5.3 above, Purchaser shall have the right to terminate this Agreement, receive a return of any and all of the payments theretofore made hereunder by Purchaser and bring an action to recovery damages. If Purchaser elects this remedy, each Seller shall immediately remit all such payments to Purchaser.


         ARTICLE SIX
         SURVIVAL AND INDEMNITY

         6.1 Survival. All of the representations, warranties, covenants, and agreements made by the parties hereto in this Agreement or pursuant hereto, shall be continuing and shall survive the closing hereof and the consummation of the transactions contemplated hereby, notwithstanding any investigation at any time made by or on behalf of any party hereto.

         6.2 Indemnities Relating to Representations, Warranties and Agreements. Each Seller, jointly and severally, on the one hand, and Purchaser, on the other hand, shall protect, indemnify and hold harmless the other, and the other's shareholders, directors, officers, employees, agents, affiliates, successors and assigns, from any and all losses, damages, injuries, obligations, liabilities, expenses and costs (including costs of litigation and attorney's fees), demands, claims, suits, proceedings, actions and causes of actions arising from the breach of any representation, warranty, covenant, agreement, or promise made by the indemnifying party to the indemnified party herein or pursuant hereto.

         6.3    Indemnities Relating to Operations.

         (a) Each Seller and each Owner, jointly and severally, shall protect, indemnify and hold harmless Purchaser, and Purchaser's shareholders, directors, officers, employees, agents, affiliates, successors and assigns, from any and all losses, damages, injuries, obligations, liabilities, expenses and costs (including costs of litigation and attorney's fees), demands, claims, suits, proceedings, actions and causes of actions arising from any action or omission of either Seller, or either Seller's directors, officers, employees, agents, affiliates, in connection with the operation of the Assets and either Seller's business prior to the date hereof and (if either Seller ever resumes ownership and operation of the Assets after the date hereof) in connection with the operation of the Assets and either Seller's business after either Seller resumes ownership and operation of the Assets after the date hereof.

         (b) Purchaser shall protect, indemnify and hold harmless each Seller, and each Seller's directors, officers, employees, agents, affiliates, successors and assigns, from any and all losses, damages, injuries, obligations, liabilities, expenses and costs (including costs of litigation and attorney's fees), demands, claims, suits, proceedings, actions and causes of actions arising from any action or omission of Purchaser, or Purchaser's owners, directors, officers, employees, agents, affiliates, in connection with the operation of the Assets and Purchaser's business after the date hereof, except that (if either Seller ever resumes ownership and operation of the Assets after the date hereof) Purchaser shall not be obligated to protect, indemnify and hold harmless any person with respect to any matter arising from any act or omission pertaining to the operation of the Assets and either Seller's business after either Seller resumes ownership and operation of the Assets after the date hereof.


         ARTICLE SEVEN
         MISCELLANEOUS

         THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE, AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither of the Sellers nor Purchaser may assign its rights or obligations under this Agreement without the prior express written consent of the other party; provided, however, that Purchaser may assign its rights and obligations under this Agreement to a majority-owned subsidiary. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. No waiver by any party in one or more instances shall be deemed to be or construed as a further or continuing waiver or a waiver of any other matter than the matter expressly waived in writing. Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served or sent by United States certified or registered mail postage prepaid and addressed to the address of the party to be notified as set forth on the signature pages of this Agreement (which address shall remain in effect until a party notifies all other parties of the change of address in accordance with this sentence), and all such notices, requests, demands, or other communications shall be deemed to have been given if personally served, when served, or if mailed in the foregoing manner, on the third business day after deposit in the United States mail.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and made effective this Agreement as of the day and year first above written.

                                    "SELLER"

                                    TIME FINANCIAL SERVICES, INC.


                                    By:_________________________________
                                    Name:______________________________

                                    Address:          ________________________

                                    ------------------------

                                    ------------------------------------
                                    Mike Pope

                                    Address:          ________________________

                                    ------------------------

                                    ------------------------------------
                                    Phil LaPuma

                                    Address: ________________________

                                    ------------------------

                                    "PURCHASER"

                                    JVWEB, INC.


                                    By:_________________________________
                                    Greg J. Micek, President

                                    Address:         5444 Westheimer, Suite 2080
                                                     Houston, Texas 7056